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                       [LETTERHEAD OF PAPA JOHN'S PIZZA]

Contact:  D. Ross Davison
          Chief Financial Officer and Treasurer
          (205) 836-1212


                             FOR IMMEDIATE RELEASE
                             ---------------------


              PJ AMERICA ANNOUNCES A $5 MILLION STOCK REPURCHASE


Birmingham, Alabama, September 4, 1998


     PJ America, Inc. (NASDAQ: PJAM), the largest franchisee of Papa John's International, Inc. announced today that its Board of Directors has approved the repurchase from time to time of up to $5 million of the Company's common stock. The authorization includes both open market purchases as well as private transactions. The Company currently has 5.8 million shares of common stock outstanding.

     Douglas S. Stephens, President and Chief Executive Officer, stated, "We believe that investing in the Company's common stock at current prices represents an attractive use of the Company's funds. The Company's financial position will allow us to repurchase common stock while maintaining our plans for the continued growth of the Company."

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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